UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2010
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)		75240 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01	Entry into Material Definitive Agreement.
     On March 25, 2010, Mobitec AB, our wholly-owned Swedish subsidiary, entered into an amendment (the “Credit Amendment”) to certain of its existing loan and credit agreements (as amended, modified or supplemented, the “Mobitec Credit Agreements”) with Svenka Handelsbanken AB, a Swedish bank (“Handelsbanken”), to amend Mobitec AB’s existing credit facility with Handelsbanken (the “Mobitec Credit Facility”). The Credit Amendment, among other things, extends from April 30, 2010 to September 30, 2010, the 3.5 million krona (approximately US$483,000, based on currency exchange rates as of the date of the Credit Amendment) increase to Mobitec AB’s borrowing capacity under the Mobitec Credit Facility. At this time, we do not expect the Credit Amendment to cause a material change in our cost of capital or to have a material effect on earnings guidance previously issued.
     The material terms of the Credit Amendment are described in Item 2.03— Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant, below.
     Also on March 25, 2010, Mobitec AB and Handelsbanken entered into an amendment (the “Loan Amendment”) to Mobitec AB’s term loan under the Mobitec Credit Facility (as amended, modified or supplemented, the “Mobitec Term Loan”) to extend, from March 31, 2010 to September 30, 2010, the repayment date for the outstanding principal balance of 1.5 million krona (approximately US$207,000, based on currency exchange rates as of the date of the Loan Amendment) due under the Mobitec Term Loan.
     The material terms of the Loan Amendment are described in Item 2.03— Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant, below.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Credit Amendment:
     On March 25, 2010, Mobitec AB and Handelsbanken entered into the Credit Amendment to effect the following:
•	extend, from April 30, 2010 to September 30, 2010, the 3.5 million krona (approximately US$483,000, based on currency exchange rates as of the date of the Credit Amendment) increase to Mobitec AB’s borrowing capacity under the Mobitec Credit Facility, which increase was first effected on June 16, 2009; and

•	increase the annual interest rate on the Mobitec Credit Facility from Tomorrow Next Stockholm Interbank Offered Rate (“T/N STIBOR”) plus 3.65% to T/N STIBOR plus 3.80%.
     The description of the terms and conditions of the Credit Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Amendment, which will be filed as an exhibit to DRI Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
Loan Amendment:
     On March 25, 2010, Mobitec AB and Handelsbanken entered into the Loan Amendment to extend, from March 31, 2010 to September 30, 2010, the repayment date for the outstanding principal balance of 1.5 million krona (approximately US$207,000, based on currency exchange rates as of the date of the Loan Amendment) due under the Mobitec Term Loan.
     The description of the terms and conditions of the Loan Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Amendment, which will be filed as an exhibit to DRI Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits
     We plan to promptly file English translations of the aforementioned agreements and documents, written in a foreign language, as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 31, 2010

DRI CORPORATION
By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary